Exhibit 3.2

CYANOTECH CORPORATION

AMENDED AND RESTATED BYLAWS

ARTICLE I

MEETINGS OF STOCKHOLDERS

Section 1.                                          PLACE OF MEETINGS.  All annual meetings of stockholders and all other meetings of stockholders shall be held at any place or places within or without the State of Nevada which may be designated either by the Chairman of the Board, Chief Executive Officer, President or the Board of Directors.

Section 2.                                          ANNUAL MEETINGS.  The annual meetings of the stockholders shall be held on such date and at such time as the Board of Directors shall call, set and notice.

Section 3.                                          NOTICE OF STOCKHOLDER MEETINGS.  Written notice of each annual meeting, signed by the Chief Executive Officer, if any, President or Vice-President, or the Secretary, or the Assistant Secretary, or by such other person or persons as the Directors designate, must be given to each stockholder entitled to vote thereat either:

(a) personally or by mail or by other means of written communication, charges prepaid, addressed to the stockholder at the address appearing on the books of the corporation or given by the stockholder to the corporation for the purpose of notice, or

(b) by electronic transmission to the facsimile number or electronic mail address to which the stockholder has previously consented (and not revoked the consent) to receive notice,

in which cases such mailings or electronic transmissions in accordance with this Section 3 shall constitute sufficient notice to stockholders.  Non-receipt of any such notice shall not invalidate any business done at any meeting at which a quorum shall be present.  If a stockholder gives no address, notice shall be deemed to have been given if sent by mail or other means of communication properly addressed to the place where the registered office of the corporation in Nevada is situated, or published at least once in some newspaper of general circulation in a county in which said office is located.  All such notices shall be sent to each stockholder entitled thereto not less than ten (10) nor more than sixty (60) calendar days before each annual meeting, and shall specify the place, the day and the hour of the meeting.

Section 4.                                          SPECIAL MEETINGS.  Special meetings of the stockholders, for any proper purpose or purposes, may be called by the Secretary on behalf of the Board of Directors at any time upon proper request by the Chief Executive Officer, if any, President, Vice-President or by a majority of the Board of Directors, or by one or more stockholders holding at least ten (10%) percent of the entire capital stock of the Corporation issued and outstanding and entitled to vote; provided, however, except in special cases where other express provision is made by statute, notice of such special meeting shall be given by or at the direction of the Board of Directors and a place, day and hour set in accordance with Section 3 and otherwise in the same manner as for annual meetings of stockholders.  Notices of any special meetings shall specify, in addition to the place, day and hour of such meetings, the purpose or purposes for which the meeting is called in accordance with Section 5.

Section 5.                                          BUSINESS AT MEETINGS OF STOCKHOLDERS.  No business may be conducted at any duly requested, called, set and noticed annual or special meeting other than business that is:

(a)                                  specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors;

(b)                                 otherwise brought before the meeting by or at the direction of Board of Directors or the presiding officer of the meeting; or

(c)                                  otherwise brought before a meeting:

(i)                                     by (1) a stockholder that holds of record stock of the Corporation entitled to vote at the meeting on such business (including any election of a director) (a “Record Holder”) or (2) a person (a “Nominee Holder”) that holds such stock through a nominee or “street name” holder of record of such stock and can demonstrate to the Corporation such indirect ownership of such stock and such Nominee Holder’s entitlement to vote such stock on such business, and

(ii)                                  who complies with the notice procedures set forth in Section 6 (Record Holders and Nominee Holders are referred to as “Noticing Stockholders”).

Clause (c) of this Section 5 shall be the exclusive means for a Noticing Stockholder to make director nominations or submit other business before a meeting of shareholders (other than proposals brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation’s notice of meeting, which proposals are not governed by these Bylaws).

Section 6.                                          NOTICE OF STOCKHOLDER BUSINESS AT STOCKHOLDER MEETINGS.  In order for a Noticing Stockholder to properly bring any appropriate item of business before an annual meeting of stockholders, the Noticing Stockholder must give timely, written notice thereof in compliance with the requirements of this Section 6.  This Section 6 shall constitute an “advance notice provision” for annual meetings for purposes of Rule 14a-4(c)(1) and (2) under the Exchange Act.

(a)                                  To be timely, a Noticing Stockholder notice shall be delivered in writing or by electronic means to the Secretary at the principal executive offices of the Corporation: not earlier than the close of business on the 150th day and not later than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event the date of the annual meeting is more than 30 days before or after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of the annual meeting and not later than the close of business on the 90th day prior to the date of the annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation.  In no event shall any adjournment or postponement of an annual meeting, or the announcement thereof, by up to 120 days commence a new time period for the giving of a shareholder’s notice as described above.

(b)                                 To be in proper form, whether in regard to a nominee for election to the Board of Directors or other business, a Noticing Stockholder’s notice to the Secretary must:

(i)                                     Set forth, as to the Noticing Stockholder and, if the Noticing Stockholder holds for the benefit of another, the beneficial owner on whose behalf the nomination or proposal is made, the following information together with a representation as to the accuracy of the information

(A)                              the name and address of the Noticing Stockholder as they appear on the Corporation’s books and, if the Noticing Stockholder holds for the benefit of another, the name and address of such beneficial owner (collectively “Holder”),

(B)                                the class or series and number of shares of the Corporation that are, directly or indirectly, owned beneficially and/or of record,

(C)                                any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not the instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) that is directly or indirectly owned beneficially by the Holder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation,

(D)                               any proxy, contract, arrangement, understanding, or relationship pursuant to which the Holder has a right to vote or has granted a right to vote any shares of any security of the Corporation,

(E)                                 any short interest in any security of the Corporation (for purposes of these Bylaws a person shall be deemed to have a short interest in a security if the Holder directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security),

(F)                                 any rights to dividends on the shares of the Corporation owned beneficially by the Holder that are separated or separable from the underlying shares of the Corporation,

(G)                                any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company or similar entity in which the Holder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, is the manager, managing member or directly or indirectly beneficially owns an interest in the manager or managing member of a limited liability company or similar entity,

(H)                               any performance-related fees (other than an asset-based fee) that the Holder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any,

(I)                                    any arrangements, rights, or other interests described in Sections 6(b)(i)(C)-(H) held by members of such Holder’s immediate family sharing the same household,

(J)                                   any other information relating to the Holder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder, and

(K)                               any other information as reasonably requested by the Corporation.

Such information shall be provided as of the date of the notice and shall be supplemented as to any changes in the foregoing information as of the record date by the Holder not later than 10 days after the record date for the meeting.

(ii)                                  If the notice relates to any business other than a nomination of a director or directors that the shareholder proposes to bring before the meeting, also set forth:

(A)                              a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of the Holder, in such business, and

(B)                                a description of all agreements, arrangements and understandings, direct and indirect, between the Holder, and any other person or persons (including their names) in connection with the proposal of such business by the Holder.

(iii)                               Set forth, as to each person, if any, whom the Holder proposes to nominate for election or reelection to the Board of Directors:

(A)                              all information relating to the Holder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and

(B)                                a description of all direct and indirect compensation and other material monetary agreements, arrangements, and understandings during the past three years, and any other material relationships, between or among the Holder and respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the Holder making the nomination or on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of Item 404 and the nominee were a director or executive officer of such registrant.

(iv)                              Set forth a representation that the Stockholder intends to vote or cause to be voted such stock at the meeting and intends to appear in person or by a representative at the meeting to nominate the person or propose the business specified in the notice.

(v)                                 With respect to each nominee for election or reelection to the Board of Directors, include a completed and signed questionnaire, representation, and agreement as required by Section 7;  the Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of the proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of the nominee.

(c)                                  Notwithstanding anything in Section 6(a) to the contrary, if the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a Noticing Stockholder’s notice required by these Bylaws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which the public announcement naming all nominees or specifying the size of the increased Board of Directors is first made by the Corporation.

(d)                                 For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act and the rules and regulations thereunder.

(e)                                  Only those persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors.  Only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in these Bylaws.  Except as otherwise provided by law, the Articles of Incorporation, or these Bylaws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in compliance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such proposal or nomination shall be disregarded.

(f)                                    Notwithstanding the foregoing provisions of these Bylaws, a Noticing Stockholder also shall comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 5 or Section 6.

(g)                                 Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.  Notice of stockholder proposals that are, or that the Noticing Stockholder intends to be, governed by Rule 14a-8 under the Exchange Act are not governed by these Bylaws.

The Chairman of a meeting of stockholders may refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedures.  The business to be conducted at a special meeting of stockholders shall be limited to the business set forth in the notice of meeting sent by the Corporation.  The Corporation reserves the right to take appropriate action with respect to any proposal or nomination which does not comply with these Bylaws and any other applicable requirements.

Section 7.                                          SUBMISSION OF QUESTIONNAIRE, REPRESENTATION AND AGREEMENT.  To be eligible to be a nominee for election or reelection as a director of the Corporation by a Holder, a person must complete and deliver (in accordance with the time periods prescribed for delivery of notice under Section 6) to the Secretary at the principal executive offices of the Corporation a written questionnaire providing the information requested about the background and qualifications of such person and the background of any other person or entity on whose behalf the nomination is being made and a written representation and agreement (the questionnaire, representation and agreement to be in the form provided by the Secretary upon written request) that such person:

(a)                                  is not and will not become a party to:

(i)                                     any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how the person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation, or

(ii)                                  any Voting Commitment that could limit or interfere with the person’s ability to comply, if elected as a director of the Corporation, with the person’s fiduciary duties under applicable law,

(b)                                 is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director that has not been disclosed therein, and

(c)                                  in the person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines of the Corporation.

Section 8.                                          ADJOURNED MEETINGS AND NOTICE THEREOF.  Any stockholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum no other business may be transacted at any such meeting.

Other than by announcement at the meeting at which such adjournment is taken, it is not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.   However, when any stockholders’ meeting, either annual or special, is adjourned for one hundred twenty (120) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.

Section 9.                                          ENTRY OF NOTICE.  Whenever any stockholder entitled to vote has been absent from any meeting of stockholders, whether annual or special, an entry in the minutes to the effect that notice has been duly given shall be conclusive and incontrovertible evidence that due notice of such meeting was given to such stockholders, as required by law and the Bylaws of the corporation.

Section 10.                                   VOTING.  Except as otherwise provided by law, only persons in whose names shares entitled to vote stand on the stock registry of the Corporation on the day prior to any meeting, or, if a record date for voting purposes is fixed as provided in Section 12 of this Article, then on that record date, is entitled to vote at the meeting.  Unless otherwise directed by the presiding officer, voting must be by ballots, each of which shall state the name of the stockholder or the stockholder’s proxy voting the shares and such other information as may be required under the procedure established for the meeting.  The Corporation may, and to the extent required by law must, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make written report thereof.  Each vote taken by ballots must be counted by an inspector or inspectors appointed by the chairman of the meeting.

Except as otherwise provided by law or by an express provision in the Articles of Incorporation, or of any Certificate of Designation for a series of Preferred Stock, each full share is entitled to one vote and, when a quorum is present at the commencement of any stockholders’ meeting, a matter is approved if the votes cast, in person or by proxy, favoring the action exceed the votes cast against the action.  Fractional shares are not entitled to any voting rights whatsoever.

Section 11.                                   QUORUM.   The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting shall constitute a quorum for the transaction of business.  The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 12.                                   CONSENT OF ABSENTEES.  The transactions of any meeting of stockholders, either annual or special, however called and noticed, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the stockholders entitled to vote, not present in person or by proxy, sign a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof.  All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 13.                                   PROXIES.  Every person entitled to vote or execute consents shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the Secretary of the corporation.  However, no such proxy shall be valid after the expiration of six (6) months from the date of its execution, unless the stockholder executing it specifies therein the length of time for which such proxy is to continue in force, which in no case shall exceed seven (7) years from the date of its execution.

Section 14.                                   RECORD DATE AND CLOSING STOCK BOOKS.  The Board of Directors may fix a time in the future, as a record date for the determination of the stockholders entitled to notice of and to vote at any meeting of stockholders, or entitled to receive any dividend or distribution, or any allotment of rights, or to exercise rights in respect to any change, conversion or exchange of shares.  The record date so fixed must not be more than sixty (60) days before the date of the meeting or event for the purposes of which it is fixed.  When a record date is fixed, only stockholders of record on that date are entitled to notice of and to vote at the meeting, or to receive the dividend, distribution or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date.  The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of the sixty (60) day period.

Section 15.                                   ACTION WITHOUT A MEETING.

(a)                                  Any action which may be taken by the vote of stockholders at a meeting, may be taken without a meeting if authorized by the written consent of stockholders holding at least a majority of the voting power; provided:

(1)                                  That if any greater proportion of voting power is required for such action at a meeting, then such greater proportion of written consents shall be required; and

(2)                                  That this general provision for action by written consent shall not supersede any specific provision for action by written consent contained in Nevada Revised Statutes Chapter 78.

(b)                                 In no instance where action is authorized by written consent need a meeting of stockholders be called or noticed.

Section 16.                                   TELEPHONIC MEETINGS.  At any meeting held pursuant to these Bylaws, stockholders may participate by means of a telephone conference or similar method of communication by which all persons participating in the meeting, can hear each other.  Participation in such a meeting constitutes presence in person at the meeting.  Except upon the invitation or consent of a majority of the Board of Directors or the Chair of the meeting, no non-shareholder, non-director or non-invitees may attend or participate in any telephonic meeting; provided, further that without prior consent of a majority of the Board of Directors or the Chair of the meeting, no such meeting or any part thereof shall be recorded with audio, video or other electronic equipment.

ARTICLE II

DIRECTORS

Section 1.                                          POWERS.  Subject to the limitations of the Articles of Incorporation, of the Bylaws, and the provisions of the Nevada Revised Statutes as to action to be authorized or approved by the stockholders, and subject to the duties of Directors as prescribed by the Bylaws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be controlled by, the Board of Directors.  Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the Directors shall have the following powers:

First - To select and remove all officers, agents and employees of the corporation, prescribe such powers and duties for them as may not be inconsistent with law, with the Articles of Incorporation or the Bylaws, fix their compensation, and require from them security for faithful service.

Second - To conduct, manage and control the affairs and business of the corporation, and to make such rules and regulations therefore not inconsistent with law, with the Articles of Incorporation or the Bylaws, as they may deem best.

Third - To fix and locate from time to time one or more offices of the corporation within or without the State of Nevada; to designate any place within or without the State of Nevada for the holding of any stockholders’ meeting or meetings; and to adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time, as in their judgment they may deem best, provided such seal and such certificates shall at all times comply with the provisions of law.

Fourth - To authorize the issuance of shares of stock of the corporation from time to time, upon such terms as may be lawful, in consideration of money paid, labor done or service actually rendered, debts or securities canceled, or tangible or intangible property actually received, or in the case of shares issued as a dividend, against amounts transferred from surplus to stated capital.

Fifth - To borrow money and incur indebtedness for the purpose of the corporation, and to cause to be executed and delivered therefore, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidence of debt and securities therefore.

Sixth - To appoint an executive committee and other committees, and to delegate to the executive committee any of the powers and authority of the Board in the management of the business and affairs of the corporation.  The executive committee shall be composed of one or more Directors.  The members of each committee shall select a chairperson annually.

Section 2.                                          NUMBER AND QUALIFICATION OF DIRECTORS.  Initially, the authorized number of Directors of the corporation shall be five (5).  The number of Directors may be increased or decreased by a duly adopted resolution of the Board of Directors to a maximum number of nine (9) and a minimum of one (1).

Section 3.                                          ELECTION AND TERM OF OFFICE.  At each annual stockholder’s meeting the stockholders shall elect the directors to hold office until the next annual meeting of the stockholders and until their respective successors are elected and qualified.  If, for any reason, the directors shall not have been elected at any annual meeting, they may be elected at a special meeting of stockholders called for that purpose in the manner provided by these Bylaws.

Except as provided in Section 4 and in this paragraph, each director shall be elected by the vote of the majority of the votes cast.  A majority of votes cast means that the number of shares cast “for” a director’s election exceeds the number of votes cast “against” that director.  The following shall not be votes cast: (a) a share whose ballot is marked as withheld; (b) a share otherwise present at the meeting but for which there is an abstention; and (c) a share otherwise present at the meeting as to which a stockholder gives no authority or direction.  In a contested election, the directors shall be elected by the vote of a plurality of the votes cast.

A “contested election” is one in which (a) on the last day for delivery of a notice under Article I, Section 6(a), a Noticing Stockholder has complied with the requirements of Section 6 with respect to one or more nominees; and (b) prior to the date that notice of the meeting is given, the board of directors has not made a determination that none of the candidacies of the Noticing Stockholder’s nominees creates a bona fide election contest.  For purposes of these Bylaws, it is assumed that on the last day for delivery of a notice under Section 6(a), there is a candidate nominated by the board of directors for each of the director positions to be voted on at the meeting.

The following procedures apply in a non-contested election:  (a) a nominee who does not receive a majority vote shall not be elected; (b) except as otherwise provided in this paragraph, an incumbent director who is not elected because he or she does not receive a majority vote shall continue to serve as a holdover director until the earliest of (i) 90 days after the date on which an inspector determines the voting results as to that director pursuant to NRS 78.330(1); (ii) the date on which the Board of Directors appoints an individual to fill the office held by such director, which appointment shall constitute the filling of a vacancy by the Board of Directors pursuant to Section 4; or (iii) the date of the director’s resignation;  (c) any vacancy resulting from the non-election of a director under this Section 2 may be filled by the Board of Directors as provided in Section 4;  (d) the Nominating and Corporate Governance Committee will consider promptly whether to fill the office of a nominee failing to receive a majority vote and make a recommendation to the Board of Directors about filling the office; (e) the Board of Directors will act on the Nominating and Corporate Governance Committee’s recommendation and within ninety (90) days after the certification of the stockholder vote will disclose publicly its decision; (f) except as provided in the next clause, no director who failed to receive a majority vote for election will participate in the Nominating and Corporate Governance Committee recommendation or Board of Directors decision about filling his or her office; (g) if no director receives a majority vote in an uncontested election, then the incumbent directors (i) will nominate a slate of directors and hold a special meeting for the purpose of electing those nominees as soon as practicable, and (ii) may in the interim fill same director(s) who will continue in office until their successors are elected.

Section 4.                                    VACANCIES.  Vacancies in the Board of Directors may be filled by a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director, and Directors so elected shall hold office until their successors are elected at an annual or a special meeting of the stockholders.

A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any Director, or if the authorized number of Directors be increased, or if the stockholders fail at any annual or special meeting of stockholders at which any Director or Directors are elected to elect the full authorized number of Directors to be voted for at that meeting.

The stockholders may elect a Director or Directors at any time to fill any vacancy or vacancies not filled by the Directors.  If the Board of Directors accepts the resignation of a Director tendered to take effect at a future time, the Board or the stockholders shall have power to elect a successor to take office when the resignation is to become effective.

Section 5.              PLACE OF MEETING.  Regular meetings of the Board of Directors must be held at any place within or without the State of Nevada which has been designated from time to time by resolution of the Board or by written consent of all members of the Board.  Special meetings of the Board may be held at a place so designated.

Section 6.              ANNUAL MEETING.  Immediately following each annual meeting of stockholders, the Board of Directors must hold a regular meeting for the purpose of organization, election of officers, and the transaction of other business.  Notice of such meetings is hereby dispensed with.

Section 7.              SPECIAL MEETINGS.  Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board, the Chief Executive Officer, if any, the President, or, if they are absent or unable or refuse to act, by any Vice President or by any two Directors.

Written notice of the time and place of special meetings shall be delivered personally to the Directors or sent to each Director by mail, email, facsimile machine (if the recipient has a facsimile machine properly connected to a telephone line), a commercially reasonable overnight express service, or other form of written communication, charges prepaid, addressed to him at his address as it is shown upon the records of the corporation, or if it is not so shown on such records or is not readily ascertainable, at the place in which the meetings of the Directors are regularly held.  In case the notice is mailed, it shall be deposited in the United States mail at least three days before the meeting.  If the notice is sent by an overnight express service, it must be sent at least one day before the meeting.  If the notice is personally delivered or sent by email, facsimile machine, it shall be so delivered at least twenty-four (24) hours before the meeting.  Such mailing or delivery as above provided shall be due, legal and personal notice to such Director.

Section 8.              NOTICE OF ADJOURNMENT.  Notice of the time and place of holding an adjourned meeting need not be given to absent Directors if the time and place be fixed at the meeting adjourned.

Section 9.              ENTRY OF NOTICE.  Whenever any Director has been absent from any special meeting of the Board of Directors, an entry in the minutes to the effect that notice has been duly given shall be conclusive and incontrovertible evidence that due notice of such special meeting was given to such Director, as required by law and the Bylaws of the corporation.

Section 10.            WAIVER OF NOTICE.   The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the Directors not present sign a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof.  All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting; provided, however, a director’s attendance at, or participation in, a meeting waives any required notice to that director or that meeting, unless the director at the beginning of the meeting (or promptly upon the director’s arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to any action taken at the meeting.

Section 11.            ACTION WITHOUT A MEETING.  Any action required or permitted to be taken at a meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all the members of the Board or of such committee.  Such written consent shall be filed with the minutes of the proceedings of the Board or committee.

Section 12.            QUORUM.  A majority of the authorized number of Directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided.  Every act or decision done or made by a majority of the Directors present at a meeting fully held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number be required by law or by the Articles of Incorporation.

Section 13.            ADJOURNMENT.  A quorum of the Directors may adjourn any Directors’ meeting to meet again at a stated day and hour.  However, in the absence of a quorum, a majority of the Directors present at any Directors’ meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board.

Section 14.            FEES AND COMPENSATION.  Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by the Board.

Section 15.            REMOVAL.  Any Director may be removed from office without cause by the vote of stockholders holding a majority of the issued and outstanding stock and entitled to vote in a meeting duly called for that purpose at that time.

Section 16.            TELEPHONIC MEETINGS.  At any meeting held pursuant to these Bylaws, Directors may participate by means of a telephonic conference or similar method of communication by which all persons participating in the meeting can hear each other.  Participating in such a meeting constitutes presence in person at the meeting.  Except upon the invitation or consent of a majority of the Board of Directors or the Chair of the meeting, no non-director or non-invitee may attend or participate in any telephonic meeting; provided, further that without the prior consent of a majority of the Board of Directors or the Chair of the meeting, no such meeting or any part thereof shall be recorded with audio, video or other electronic equipment.

ARTICLE III

OFFICERS

Section 1.              OFFICERS.  The officers of the corporation shall be a President, a Secretary and a Treasurer.  The corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, a Chief Executive Officer, a Chief Financial Officer, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article.  Officers other than the Chairman of the Board and the Vice Chairman of the Board need not be directors.  One person may hold two or more offices.

Section 2.              ELECTION.  The officers of this corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article, shall be chosen annually by the Board of Directors and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

Section 3.              SUBORDINATE OFFICERS, ETC.  The Board of Directors may appoint such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board of Directors may from time to time determine.

Section 4.              REMOVAL AND RESIGNATION.  Subject to any contract between the officer and the Corporation, any officer may be removed, either with or without cause, by a majority of the Directors at the time in office, at any regular or special meeting of the Board or, unless otherwise specified by the Board of Directors, by the Chief Executive Officer or President or other officer upon whom a general or special power of removal is conferred by the Board of Directors, in every case either with or without cause.

Any officer may resign at any time by giving written notice to the Board of Directors or to the President, or to the Secretary of the corporation.  Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.              VACANCIES.  A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the Bylaws for regular appointments to such office.

Section 6.              CHAIRMAN OF THE BOARD.  The Chairman of the Board shall preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the Bylaws.  If the Board has elected a VICE CHAIRMAN OF THE BOARD, the Vice Chairman of the Board shall preside at all meetings of the Board of Directors and of stockholders in the event of the disability or absence of the Chairman of the Board.

Section 7.              CHIEF EXECUTIVE OFFICER.  Subject to the control of the Board of Directors and the Chairman of the Board, the Chief Executive Officer shall have the general supervision, direction and control of the business and officers of the corporation.  In the absence or disability of the Chairman of the Board and of the Vice Chairman of the Board, or if there be none, the Chief Executive Officer shall preside at all meetings of the Board of Directors and of stockholders.  The Chief Executive Officer shall have all the powers and shall perform all the duties which are ordinarily inherent in the office of Chief Executive Officer of a corporation, and he or she will have such further powers and perform such further duties as may be prescribed for him or her by the Board of Directors.

Section 8.              PRESIDENT.  In the absence or disability of the Chief Executive Officer, or if there be none, the President must perform all of the duties of the Chief Executive Officer, and when so acting has all of the powers of and be subject to all of the restrictions upon the Chief Executive Officer.  The President has such other duties as from time to time may be prescribed for him or her by the Board of Directors.

Section 9.              VICE PRESIDENTS.  In the absence or disability of the President, the Vice President or Vice Presidents, if any, in order of their rank as fixed by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President.  The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the Bylaws.

Section 10.            SECRETARY.  The Secretary shall keep, or cause to be kept, a book of minutes at the registered office of all meetings of Directors and stockholders, setting forth the time and place of each meeting, whether the meeting is regular or special, and if special, how authorized, the manner by which notice was given, the names of those present, the number of shares present or represented at stockholders’ meetings and the proceedings thereof.

The Secretary shall keep, or cause to be kept, at the registered office in this state, (as described in NRS 78.105) a stock ledger or duplicate stock ledger showing the names of the stockholders, and the number of shares held by each.  The Secretary shall also keep at said registered office certified copies of the Articles of Incorporation and the Bylaws, both with all amendments.

The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required by the Bylaws or by law to be given, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.

Section 11.            CHIEF FINANCIAL OFFICER.  The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of account of the Corporation.  He or she shall receive and deposit all moneys and other valuables belonging to the Corporation in the name and to the credit of the Corporation and shall disburse the same and only in such manner as the Board of Directors or the appropriate officer of the Corporation may from time to time determine, shall render to the Board of Directors, the Chairman of the Board, the Chief Executive Officer and the President, whenever any of them may request it, an account of all his or her transactions as chief financial officer and of the financial condition of the Corporation, and shall perform such further duties as the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President may require.

Section 12.            TREASURER.  In the absence or disability of the Chief Financial Officer, of if there be none, the Treasurer shall perform all of the duties of the Chief Financial Officer, and when so acting shall have all of the powers of and be subject to all of the restrictions upon the Chief Financial Officer.   The Treasurer shall have such other duties as from time to time may be prescribed for him or her by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Chief Financial Officer may require.

ARTICLE IV

ASSESSMENT OF SHARES

The stock of the corporation, after the amount of the subscription price has been paid, in money, property or services, as the Directors shall determine, shall not be subject to any assessment to pay the debts of the corporation, nor for any other purpose, and no stock issued as fully paid shall ever be assessable or assessed, and the Bylaws shall not be amended in this particular.

ARTICLE V

PREEMPTIVE RIGHTS

The stockholders of the Corporation shall not be entitled to preemptive or preferential rights, as such rights are defined by law, other than to the extent, if any, the Board of Directors, in its discretion may determine from time to time.

ARTICLE VI

PERPETUAL EXISTENCE

This Corporation shall have perpetual existence.

ARTICLE VII

MISCELLANEOUS

Section 1.              RECORD DATE AND CLOSING STOCK BOOKS.  The Board of Directors may fix a time in the future, not exceeding sixty (60) days before the date of any meeting of stockholders, and not exceeding thirty (30) days before the date fixed for the payment of any dividend or distribution or for the allotment of rights, or when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, or entitled to receive any such dividend or distribution, or any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares.  Only stockholders of record on the date so fixed shall be entitled to notice of and to vote at such meetings, or to receive such dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after any record date.  The Board of Directors may close the books of the corporation against transfers of shares during the whole or any part of any such period.

Section 2.              INSPECTION OF CORPORATE RECORDS.  Stockholders shall have the right to inspect such corporate records at such times and based upon such limitations of such rights as may be set forth in the Nevada Revised Statutes Chapter 78 from time to time.

Section 3.              CHECKS, DRAFTS, ETC.  All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

Section 4.              ANNUAL REPORT.  The Board of Directors of the corporation may cause an annual report to be made available to the stockholders within one hundred twenty (120) days after the close of the fiscal or calendar year or as reasonably soon thereafter as such report may be completed and disseminated by customary means.

Section 5.              CONTRACTS, ETC., HOW EXECUTED.  The Board of Directors, except as in the Bylaws otherwise provided, may authorize any officer or officers, agent or agents to enter into any contract, deed or lease or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.  Unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit to render it liable for any purpose or to any amount.

Section 6.              CERTIFICATES OF STOCK.  A certificate or certificates for shares of the capital stock of the corporation shall be issued to each stockholder when any such shares are fully paid up.  All such certificates shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary, or be authenticated by facsimiles of the signatures of those officer.  Every certificate authenticated by a facsimile of a signature must be countersigned by a transfer agent or transfer clerk and a registrar.

Certificates for shares may be issued before full payment under such restrictions and for such purposes as the Board of Directors or the Bylaws may provide.  However, any such certificate so issued before full payment shall state the amount remaining unpaid and the terms of payment thereof.

Shares of the capital stock of the corporation may be represented by uncertificated shares recorded by the corporation’s registrar and transfer agent or, where appropriate, issued in the form of a certificate or certificates for such shares, in any event only upon payment in full therefore.  In the case of certificated shares, they shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary, or be authenticated by facsimiles of the signatures of those officers.  Every certificate authenticated by a facsimile of a signature must be countersigned by a transfer agent or transfer clerk and a registrar.

Shares may be issued or recorded as provided above before full payment under such restrictions and for such purposes as the Board of Directors or the Bylaws may provide.  However, any such issuance or recordation before full payment shall state the amount remaining unpaid and the terms of payment thereof, as well as any other conditions pertaining thereto.

Section 7.              REPRESENTATION OF SHARES OF OTHER CORPORATIONS.  The President or any Vice President and the Secretary or Assistant Secretary of this corporation are authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation.  The authority herein granted to said officers to vote or represent on behalf of this corporation any and all shares held by this corporation in any other corporation or corporations may be exercised either by such officers in person or by any person authorized so to do by proxy or power of attorney duly executed by said officers.

Section 8.              LOST CERTIFICATES OF STOCK.  The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, destroyed, or stolen, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed.   When authorizing the issue if a new certificate or certificates, the Board of Directors may, in its discretion, and as a condition precedent to the issuance thereof, require the owner of the lost or destroyed certificate or certificates, or the stockholder’s legal representative, to advertise the same in any manner as it shall require or give the Corporation a bond in any sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed, or both.

Section 9.              INSPECTION OF BYLAWS.  The corporation shall keep in its registered office the original or a copy of the Bylaws as amended or otherwise altered to date, certified by the Secretary, which shall be open to inspection by the stockholders at all reasonable times during office hours.

ARTICLE VIII

AMENDMENTS

Section 1.              POWER OF STOCKHOLDERS.  New Bylaws may be adopted or these Bylaws may be amended or repealed by the vote of stockholders entitled to exercise a majority of the voting power of the corporation or by the written assent of such stockholders.

Section 2.              POWER OF DIRECTORS.  Subject to the right of stockholders as provided in Section 1 of this Article VIII to adopt, amend or repeal Bylaws, Bylaws may be adopted, amended or repealed by the Board of Directors.

ARTICLE IX

INDEMNIFICATION

Section 1.              This Corporation does hereby indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Corporation, by reason of the fact that he is or was a director, officer, employee or agent of this Corporation, or is or was serving at the request of this Corporation as director, officer, employee or agent of another corporation, against expenses, including attorneys’ fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of this Corporation, and, with respect to a criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of this Corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

Section 2.              This Corporation does hereby indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of this Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of this Corporation, or is or was serving at the request of this Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the actions or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of this Corporation.  Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to this Corporation or for amounts paid in settlement to this Corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 3.              To the extent that a director, officer, employee or agent of this Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by this Corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Section 4.              Any indemnification under sections 1 and 2, unless ordered by a court or advanced pursuant to section 5 below, must be made by this Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances.  The determination must be made:

(a)           By the stockholders;

(b)           By the Board of Directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

(c)           If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(d)           If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Section 5.              The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding shall be paid by this Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by this Corporation.  The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

Section 6.              The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this Article IX:

(a)           Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation or any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 2 above or for the advancement of expenses made pursuant to section 5 above, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b)           Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

KNOW ALL MEN BY THESE PRESENTS:

That the undersigned, the Secretary of Cyanotech Corporation, a Nevada corporation, organized and existing under the laws of the State of Nevada, does hereby certify that the foregoing Amended and Restated Bylaws, consisting of nine articles, were duly adopted as the Amended and Restated Bylaws of said corporation by appropriate resolution of the directors on the 7th day of January, 2010.

By	/s/ Deanna Spooner
DEANNA SPOONER, Secretary